 2812 South 2750 East. • Salt Lake City, Utah 84109
 (801) 277-2763 Phone • (801) 277-6509 Fax

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

September 24, 2009

U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re:       Consent to be named in the S-3 Registration Statement of Wizzard Software Corporation, a Colorado corporation (the "Registrant"), to be filed on or about September 24, 2009, covering the registration of $12,500,000 worth of debt and or equity securities.

Ladies and Gentlemen:
We hereby consent to the use of our audit report date March 14, 2009, for the fiscal year ended December 31, 2008, that is contained in the Company's 10-K-A1 Annual Report for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on  June 2, 2009 in the above referenced Registration Statement.  We also consent to the use of our name as experts in such Registration Statement.

/s/ Gregory & Associates, LLC

Gregory and Associates, LLC,
Certified Public Accountants